As filed with the Securities and Exchange Commission on April 2, 2001
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  GATEWAY, INC.
             (Exact name of registrant as specified in its charter)

                             ----------------------

               DELAWARE                                   42-1249184
     (State or other jurisdiction                      (I.R.S. Employer
          of incorporation or                        Identification Number)
             organization)

                             4545 TOWNE CENTRE COURT
                           SAN DIEGO, CALIFORNIA 92121

                                 (858) 799-3401
               (Address, including zip code and telephone number,
        including area code of Registrant's principal executive offices)

                             ----------------------

                            WILLIAM M. ELLIOTT, ESQ.
                                  GATEWAY, INC.
                             4545 TOWNE CENTRE COURT
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 799-3401
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                             ----------------------

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                   CALCULATION OF REGISTRATION FEE
=================================================================================================================================

                                                      PROPOSED MAXIMUM           PROPOSED MAXIMUM
      TITLE OF SHARES              AMOUNT TO BE        OFFERING PRICE               AGGREGATE                 AMOUNT OF
     TO BE REGISTERED             REGISTERED(1)           PER UNIT                OFFERING PRICE           REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par              5,938,948             $16.34(2)               $97,042,410(2)               $24,261
value per share (including
the associated Rights to
purchase Series B Junior
Participating Preferred
Stock)(3)


(1) Pursuant to Rule 416 of the Securities Act, this Registration Statement also covers such indeterminable additional shares as may become issuable as a result of any future stock splits, stock dividends or similar transactions.
(2) Estimated for purposes of calculating the registration fee pursuant to Rule 457 (c) based on the average of the high and the low price of the common stock as reported by the New York Stock Exchange on March 28, 2001.
(3) Rights to purchase shares of our Series B Junior Participating Preferred Stock initially are attached to and trade together with the common stock. The value attributable to the Rights, if any, is reflected in the market price of the common stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                              SUBJECT TO COMPLETION

                                 [GATEWAY LOGO]

                         PROSPECTUS DATED APRIL __, 2001

                                  GATEWAY, INC.

                                5,938,948 SHARES

                                  COMMON STOCK

              -----------------------------------------------------

         You should read this prospectus carefully before you invest. The selling stockholder identified in this prospectus may sell up to 5,938,948 shares of common stock of Gateway, Inc. under this prospectus for their own account. The selling stockholder, directly or through agents, brokers, dealers or underwriters, may sell the shares of common stock described in this prospectus to one or more other purchasers in public transactions, privately negotiated transactions, or any combination thereof. Such sales may be effected in one or more transactions (a) at negotiated or fixed prices or prices which may be determined at the time of sale, (b) in transactions through a national securities exchange or in the over-the-counter market, or (c) through various arrangements involving hedging transactions, short sales, the writing of options or other derivatives or the issuance of convertible or exchangeable securities. If the selling stockholder sells shares to or through brokers or dealers, such brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder. We will not receive any proceeds from the sale of our common stock by the selling stockholder.

         The selling stockholder and any agents, brokers, dealers, or underwriters that participate in the sale of the shares may be considered "underwriters" as defined in the Securities Act of 1933 and any commission they receive and any profit on the resale of the shares they may purchase may be considered underwriting discounts or commissions under the Securities Act. We have agreed to indemnify the selling stockholder and certain other persons against liabilities under the Securities Act to the extent permitted by law, but we will not be paying any underwriting commissions or discounts in the offering of these shares or any expenses of the selling stockholder.

         Our common stock is listed on the New York Stock Exchange under the trading symbol "GTW". On March 30, 2001, the last reported sale price for our common stock was $16.81 per share.

         THESE SECURITIES INVOLVE RISK.  SEE "RISK FACTORS" BEGINNING ON PAGE 2.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS


                                                                           PAGE

About Gateway.................................................................1
Where You Can Find More Information...........................................1
Forward-Looking Statements....................................................2
Risk Factors..................................................................2
Description of Capital Stock..................................................6
Use of Proceeds...............................................................6
Dividend Policy...............................................................6
Selling Stockholder...........................................................7
Plan of Distribution..........................................................7
Legal Matters.................................................................9
Experts.......................................................................9


                    This prospectus is dated April ____, 2001


                                  ABOUT GATEWAY

                                     GENERAL

         We and our subsidiaries are a leading direct marketer of personal computers ("PCs") and related products and services. We develop, manufacture, market, and support a broad line of desktop and portable PCs, servers, workstations and PC-related products and services used by individuals, families, businesses, government agencies and educational institutions. We believe we are one of the leading suppliers of PCs to the U.S. consumer market. Our strategy is to deliver the best value to our customers by offering quality, high-performance PCs and other products employing the latest technology at competitive prices and by providing outstanding service and support. Internet users can access information about us and our products and services at http://www.gateway.com. Information contained at our website is not considered a part of this prospectus.

         We were incorporated in Iowa on August 15, 1986, merged into a South Dakota corporation of the same name effective December 29, 1989, and merged into a Delaware corporation of the same name effective February 20, 1991. In December 1993, we completed our initial public offering of common stock and were listed on The NASDAQ National Market. On May 22, 1997, we moved to the New York Stock Exchange, and began trading under the symbol "GTW." Our principal executive offices are located at 4545 Towne Centre Court, San Diego, California 92121. Our telephone number is (858) 799-3401.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

         The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and certain information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities covered by this prospectus are sold or we terminate this offering:

o Annual Report on Form 10-K for the year ended December 31, 2000, including all material specifically incorporated by reference;

o The description of the common stock contained in Form 8-A filed May 15, 1997 including any subsequent amendment or any report or other filing with the SEC updating such description; and

o The description of the preferred stock purchase rights contained in Form 8-A filed on February 4, 2000.

         We will provide a copy of each of the documents incorporated by reference upon your request. You may request a copy of these filings at no cost, by writing or telephoning us at the following address and telephone number:

                  Corporate Secretary
                  Gateway, Inc.
                  4545 Towne Centre Court
                  San Diego, California  92121
                  (858) 799-3401

         You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the applicable documents.

                         FORWARD-LOOKING STATEMENTS

         Some of the statements contained or incorporated by reference in this prospectus constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 or Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements with respect to our plans, projections or future performance.

         These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such statements. See "Risk Factors" below and our periodic reports and other documents filed with the SEC for further discussions of certain of the risks, uncertainties and other factors applicable to us, our business and the securities proposed to be sold.

                                  RISK FACTORS

         The securities being offered by this prospectus involve a degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus and in the additional information described under the heading "Where You Can Find More Information" above before you buy any of the securities sold pursuant to this prospectus:

WE MAY NOT SUCCEED IN OUR HIGHLY COMPETITIVE MARKETPLACE

         The PC industry is highly competitive, especially with respect to pricing and the introduction of new products and product features. A number of our larger competitors have aggressively cut prices to spur sales and gain market share in light of recent softness in the PC industry. We believe we can counter these competitive forces by continuing to react quickly to customer product demand and by maintaining relationships with our suppliers to bring products quickly to market. We cannot guarantee timely introduction of new products or product features. In recent years we and many of our competitors have regularly lowered prices, and we expect these pricing pressures to continue. We plan to mitigate the impact of falling prices by continuing to diversify our revenue stream with software bundles, Internet services, financing and other service and support offerings. If cost reductions or changes in product mix do not mitigate our pricing pressures, these competitive price pressures could substantially reduce our sales and profits.

OUR SUPPLIERS MAY NOT DELIVER NEEDED COMPONENTS ON A TIMELY BASIS

         We require a high volume of quality components for the manufacture of our products. We also obtain substantially all of our components from outside suppliers. While we attempt to have multiple suppliers for such components, in some circumstances we maintain single-source supplier relationships. Failures by suppliers to meet component delivery schedules have occasionally disrupted our normal production schedules. We may continue experiencing such occasional disruptions in the future, which could adversely impact our ability to deliver products on a timely schedule. Our reliance on third party suppliers also increases the risk of components shortages, the possibility of defective parts produced by others, and possible price increases which may reduce our sales and profits.

WE MAY BE UNABLE TO KEEP PACE WITH RAPIDLY CHANGING PRODUCT REQUIREMENTS

         Short product life cycles resulting from rapid changes in technology and consumer preferences and declining product prices characterize the PC industry. Our in-house engineering personnel work closely with PC component suppliers and other technology developers to evaluate the latest developments in PC-related technology. We may lose, or not acquire, access to or the right to use new technology. We may be unable to incorporate such new technology in our products or features in a timely manner. The increasing reliance on the Internet is creating new dynamics in the computer industry, causing an emphasis on speed and connectivity rather than stand-alone computing power. As a new generation of Internet devices is introduced, sales of traditional desktop and other personal computers may decline and our products may compete with consumer electronics companies, telecommunications companies and consumer competitors.

WE MAY NOT HAVE ACCESS TO TECHNOLOGY REQUIRED FOR OUR PRODUCTS

         We may not have access to existing or new third-party technology for use in our products. If we or our suppliers are unable to obtain licenses necessary to use protected technology in our products on commercially reasonable terms, we may be forced to market products without certain desirable technological features. We could also incur substantial costs redesigning our products around other parties, protected technology or to defend patent or copyright infringement lawsuits against us.

OUR INFRASTRUCTURE MAY NOT SUPPORT OUR GROWTH

         Our business has ongoing demands for personnel, facilities, information systems and other infrastructure requirements. If we are not successful in continuing to develop our infrastructure, we could experience disruptions in operations that could negatively and materially affect our financial results.

WE WILL FACE ADDITIONAL RISKS DUE TO EXPANSION OF OUR INTERNATIONAL OPERATIONS

         We have expanded our operations into Europe, the Asia-Pacific region, and Canada. International expansion involves additional business risks such as foreign currency fluctuation, government regulation, liability for foreign taxes and product sales, competition with locally strong competitors, possible operating losses until critical mass is reached, and delivery and support logistics. In 2001, we intend to rationalize and refocus our international business and exit from some unprofitable locations. We may not effectively manage these additional risks.

WE FACE FINANCIAL RISKS DUE TO FOREIGN CURRENCY FLUCTUATIONS

         We engage in hedging programs involving forward exchange contracts in an effort to minimize the impact of foreign currency fluctuations. Volatility of currency markets, reliability of sales forecasts and unavailability of hedging instruments could adversely impact the effectiveness of such hedging programs.

OUR E-COMMERCE BUSINESS MAY REQUIRE ADDITIONAL INVESTMENTS BY US

         We have developed our e-commerce business in part through investment in existing companies and the creation of an e-commerce site that offers our branded products as well as complementary products from other manufacturers. E-commerce is a relatively new and emerging distribution channel whose success depends on a variety of factors, including the continued acceptance of e-commerce generally by customers. Our success using e-commerce depends on such factors as the satisfactory performance, reliability and availability of our web site; the reliability and efficiency of our computer and communications hardware systems; our ability to compete with a growing number of rival e-commerce sites; our ability to evolve, update and improve our services and offerings in response to changing demands; and consumer demand for our products. Expansion in this area has required investment in start-up activities and initial operating losses in our e-commerce business.

COMPANIES WE INVEST IN MAY NEVER BECOME PROFITABLE

         We hold investments in minority interests in companies having operations or technology in areas within our strategic focus. Many of these investments are in early stage companies, investment funds or Internet or e-commerce companies where operations are not yet profitable. Some of these investments are in publicly traded companies with highly volatile share prices.

Adverse changes in market conditions such as occurred in year 2000 and the first quarter of 2001 and poor operating results of some of these companies, have resulted and may in the future result in us incurring losses or being unable to recover the cost of our investment.

WE MAY FACE ADDITIONAL RISKS ASSOCIATED WITH STRATEGIC ALLIANCES AND
ACQUISITIONS

         We have entered into strategic alliances and acquired businesses we believed complementary. We anticipate possibly entering into future strategic alliances, including joint ventures, and acquisitions. While we believe we will successfully coordinate new and existing strategic alliances and effectively integrate acquired businesses with our own, we may be unable to successfully do so without losing key employees or business relationships. In addition, we may be unable to smoothly integrate the acquired companies' marketing, production, development, distribution and management systems resulting in an inability to realize hoped for cost savings or sales growth. Our operating results could be adversely affected by any problems arising during or from such process or the inability to successfully coordinate strategic alliances or effectively integrate any future acquisitions.

OUR CUSTOMERS MAY DEFAULT ON THEIR LOAN ACCOUNTS WITH US

         We bear the credit risk of a significant portion of our customer loan accounts originated in connection with financing customer purchases of our products. Our borrowers vary in credit worthiness. Some customers will be delinquent in payments on a number of these accounts and some will ultimately default on their accounts. The delinquency and default rates we actually experience may be above anticipated rates and our loan loss reserves, particularly if general economic conditions worsen. In addition, when we finance the sale of our products to customers, we are paid the purchase price over the length of the loan which may adversely impact our ability to generate cash from operations.

UNANTICIPATED HIGH INVENTORY LEVELS COULD INCREASE OUR COSTS

         By distributing directly to our customers, we have avoided the need to maintain high levels of inventory. This has minimized costs and allows us to respond more quickly to changing customer demands, reducing our exposure to the risk of product obsolescence. A decrease in market demand or an increase in supply, among other factors, could result in higher inventory levels which could negatively affect our profitability.

OUR PROFITABILITY MAY SUFFER DUE TO OUR PRODUCT SALES, CUSTOMER OR GEOGRAPHIC SALES MIX

         Our profit on particular product sales varies slightly depending on the product sold, the customer segment and the geographic market involved. Because of these profit variations, our profitability in any period will depend, in part, on the mix of products, customers and geographic markets.

GENERAL ECONOMIC CONDITIONS COULD NEGATIVELY IMPACT OUR SALES AND PROFITS

         Our revenue growth and profitability depend significantly on the overall demand for personal computers and related products and services. Softening demand for these products and services caused by worsening economic conditions has resulted and may in the future result in decreased revenues or growth rates and similar effects on results of operations. Further delays or reductions in consumer and business spending on personal computers and related products could have a material adverse effect on demand for our products and services and on our future business.

                        DESCRIPTION OF CAPITAL STOCK

         The description of our common stock is included in our Registration Statement on Form 8-A which was filed with the SEC on May 15, 1997. We filed a description of our preferred share purchase rights in a Form 8-A filed with the SEC on February 4, 2000. We have incorporated our Registration Statements on Form 8-A by reference into this Prospectus. As of March 20, 2001, we had 322,921,939 shares of common stock issued and outstanding net of treasury shares.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares being offered by the selling stockholder; nor will such proceeds be available for our use or benefit.

                                 DIVIDEND POLICY

         We currently believe the best uses of retained earnings are to fund internal growth and for general corporate purposes. As a result, we have not declared cash dividends on our common stock since it was first registered and do not anticipate paying cash dividends in the foreseeable future.

                               SELLING STOCKHOLDER

         The following table sets forth the name of the selling stockholder, the number of shares of common stock owned beneficially by the selling stockholder as of March 20, 2001 and the maximum number of shares that may be sold pursuant to this prospectus. This prospectus covers shares of common stock that may be issued by us to the selling stockholder as provided in the terms of a $200 million convertible senior note due December 22, 2020 (the "Note") sold by us to the selling stockholder pursuant to a strategic relationship agreement we entered into in October 1999.


--------------------------------------------------------------------------------------------------------------------

SHARES BENEFICIALLY OWNED                             SHARES BEING            SHARES BENEFICIALLY OWNED AFTER
PRIOR TO OFFERING                                     OFFERED                 OFFERING (2)

NAME                 NUMBER(1)        PERCENT(1)      NUMBER                  NUMBER               PERCENT (2)
America Online,      8,663,974        2.6%            5,938,948               2,725,026            0.8%
Inc. (AOL)

-------------------------------------------------------------------------------------------------------------------


(1) Applicable percentage ownership is based on shares of common stock outstanding, which includes 322,921,939 shares of common stock outstanding (net of treasury shares) as of March 20, 2001, together with the 5,938,948 shares of common stock that may be issued upon conversion of the Note.
(2) Assumes the issuance and sale of all shares offered hereby and includes the shares sold in the shares of common stock outstanding.

                              PLAN OF DISTRIBUTION

         According to the terms of a $200 million Convertible Senior Note due December 22, 2020 sold by us to the selling stockholder, we agreed to register shares of common stock the selling stockholder would receive upon exercise of contingent conversion rights. Our registration of the shares of common stock does not necessarily mean that the selling stockholder will exercise its conversion rights or sell all or any of the shares.

         We will pay substantially all expenses incurred in the registration of the common stock for sale to the public, other than commissions, concessions and discounts of underwriters, dealers or agents and certain other expenses, including expenses of the selling stockholder. These expenses (excluding such commissions and discounts) are estimated to be $98,561. For its shares, the selling stockholder will receive the purchase price of the shares sold less any agent's commissions and underwriters' discounts and other related expenses.

         The selling stockholder, directly or through agents, brokers, dealers or underwriters, may sell the shares of common stock described in this prospectus to one or more other purchasers in public transactions, privately negotiated transactions, or any combination thereof in each case. Such shares may be sold form time to time in one or more transactions at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (a) on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (d) through the writing of options or other derivatives. The selling stockholder may also sell their shares through various arrangements involving the issuance and sale of convertible or exchangeable securities, and this prospectus, as appropriately supplemented, covers such sales.

         In connection with sales of the shares of otherwise, the selling stockholder may enter into hedging transactions with brokers-dealers or others, which may in turn engage in short sales or other hedging of the shares in the course of hedging the positions they assume. This prospectus, as appropriately supplemented, covers any short sales those persons may make. The selling stockholder may also sell the shares short and deliver this prospectus in connection with the establishment or close out of such short positions. The selling stockholder may loan or pledge the shares to brokers, dealers or others that in turn may sell such securities and this prospectus, as appropriately supplemented, covers any sales such persons may make. The selling stockholder may pledge or grant security interest in some or all of the shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus. The selling stockholder also may transfer and donate shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling shareholder for purposed of this prospectus.

         If so indicated in a required applicable prospectus supplement, the selling stockholder will authorize underwriters, dealers or agents to solicit offers by institutional investors to purchase the securities from the selling stockholder at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and such other institutions as may be approved by the selling stockholder, if applicable. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts. The selling stockholder may also sell the shares to or through brokers or dealers. These brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder. We will not receive any proceeds from the sale of the shares by the selling stockholder.

         The selling stockholder and any persons who participate in the distribution of the shares may be deemed to be underwriters within the meaning of the Securities Act. Any discounts, commissions or concessions received by these underwriters and any provided for the sale of the shares by them may be considered underwriting discounts and commissions under the Securities Act. The selling stockholder will be subject to the applicable provisions of the Exchange Act and the rules and regulations of the Exchange Act, which provisions may limit the timing of purchases and sales of any of the common stock by the selling stockholder.

         At any time a particular offer of the shares is made, a prospectus and a prospectus or supplement, if required, will be prepared and filed with the Securities and Exchange Commission which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any underwriters or other participants in the distribution, any discounts, commissions and other items constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers or other participants and any material relationships between any such persons and Gateway or the selling stockholder. In addition, the securities covered by this prospectus may be sold in private transactions or under Rule 144 rather than under this prospectus.

         The convertible note provides for indemnification of the selling stockholder to the extent permitted by law for claims, losses, damages and liabilities under the Securities Act arising, under certain circumstances, out of any registration of the common stock. Certain agents and underwriters may be entitled under agreements entered into with the selling stockholder to similar indemnification by us and the selling stockholder, against certain claims, losses, damages and liabilities under the Securities Act of 1933, or to contribution with respect to payments which such agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us or the selling stockholder in the ordinary course of business.

                                  LEGAL MATTERS

         William M. Elliott will issue an opinion about the legality of the securities offered under this prospectus. Mr. Elliott is Senior Vice President, General Counsel and Corporate Secretary of Gateway. In addition to being an officer of Gateway, Mr. Elliott currently holds vested options to purchase 291,500 shares of common stock. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                     EXPERTS

         Our financial statements incorporated in this Prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All such expenses shall be borne by us. All amounts set forth below are estimates, other than the SEC registration fee.


         Securities and Exchange Commission registration fee........................                $   24,261
         NYSE listing fee...........................................................                $   51,300
         Accounting fees and expenses...............................................                $   10,000
         Legal fees and expenses (including blue sky expense).......................                $   10,000
         Miscellaneous..............................................................                $    3,000
                                                                                                    ----------

              Total.................................................................                $   98,561


ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         We are a Delaware corporation. Section 145 of the Delaware General Corporation Law, as amended (the "GCL"), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in any action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

         Pursuant to Section 102(b)(7) of the GCL, a corporation may provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.

         Under our Restated Certificate of Incorporation and bylaws, we will, to the full extent permitted by the GCL, indemnify each person made or threatened to be made a party to any civil, criminal or investigative action, suit or proceeding by reason of the fact that such person is or was our director, officer or employee or agent or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our Restated Certificate of Incorporation and Bylaws state that the indemnification provided therein is not exclusive.

         We have in force an insurance policy under which our directors and officers are insured, within the limits and subject to the limitations in the policy, against certain expenses in connection with the defense of such actions, suits or proceedings to which they are parties by reason of being or having been directors or officers.

ITEM 16.   EXHIBITS.

Exhibit No.       Description


5                 Legal Opinion of William M. Elliott

23.1              Consent of PricewaterhouseCoopers LLP

23.2              Consent of William M. Elliott (contained in opinion filed as
                  Exhibit 5)

24                Powers of Attorney

ITEM 17.   UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of San Diego, State of California, on April 2, 2001.

                      GATEWAY, INC.


                      By:   /s/ Joseph Burke
                          ------------------------------------------------------
                          Name: Joseph Burke
                          Title: Senior Vice President & Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: April 2, 2001                                 /s/  Theodore W. Waitt*
                                            -----------------------------------------------------
                                                     Theodore W. Waitt
                                                     Chairman, Chief Executive Officer and Director
                                                     (Chief Executive Officer)


Date: April 2, 2001                                 /s/  Joseph Burke
                                            -----------------------------------------------------
                                                     Joseph Burke
                                                     Senior Vice President, Chief Financial Officer
                                                     (Principal Financial Officer)


Date: April 2, 2001                                 /s/  Robert D. Manza
                                            --------------------------------------------------------------
                                                     Robert D. Manza
                                                     Vice President & Controller
                                                     (Principal Accounting Officer)


Date: April 2, 2001                                 /s/  Charles G. Carey*
                                            --------------------------------------------------------------
                                                     Charles G. Carey
                                                     Director


Date: April 2, 2001                                 /s/  Elizabeth Dole*
                                            --------------------------------------------------------------
                                                     Elizabeth Dole
                                                     Director



Date: April 2, 2001                                 /s/  George M. Krauss*
                                            -------------------------------------------------------------
                                                     George M. Krauss
                                                     Director


Date: April 2, 2001                                 /s/  Douglas L. Lacey*
                                            --------------------------------------------------------------
                                                     Douglas L. Lacey
                                                     Director


Date: April 2, 2001                                 /s/   James. F. Mccann*
                                            --------------------------------------------------------------
                                                     James F. McCann
                                                     Director


Date: April 2, 2001                                 /s/   Richard D. Snyder*
                                            -------------------------------------------------------------
                                                     Richard D. Snyder
                                                     Director


By: /s/ William M. Elliott
    ----------------------
       William M. Elliott
        Attorney-in-fact



                                  EXHIBIT INDEX


Exhibit No.       Description

5                 Legal Opinion of William M. Elliott

23.1              Consent of PricewaterhouseCoopers LLP

23.2              Consent of William M. Elliott (contained in opinion filed as
                  Exhibit 5)

24                Powers of Attorney